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                                                                   EXHIBIT 10.56


                       ASSIGNMENT AND ASSUMPTION AGREEMENT

        ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of _________, 1999 (the "Agreement"), by and between Western Wireless Corporation, a Washington corporation ("WWC"), and VoiceStream Wireless Corporation, a Washington corporation ("VoiceStream", WWC and VoiceStream are sometimes individually referred to herein as a "Party" and collectively as the "Parties").

        WHEREAS, WWC and VoiceStream are parties to that certain Agreement and Plan of Distribution, dated as of ______________, 1999, pursuant to which, among other things, WWC has agreed, upon the terms and conditions set forth therein, to distribute the shares of VoiceStream's Common Stock, no par value (the "Common Stock"), owned by it, which shares represent 80.1% of the issued and outstanding shares of Common Stock, to WWC's shareholders on the basis of one share of Common Stock for each one share of WWC's outstanding common stock (the "Spin Off");

        WHEREAS, WWC and Cregg Baumbaugh (the "Employee") have entered into an Employment Agreement, dated as of _________, 199_ (the "Employment Agreement"), setting forth, among other things, the terms of the Employee's employment by WWC; and

        WHEREAS, as of the effective date of the Spin-Off (the "Spin-Off Effective Date"), WWC desires to assign to VoiceStream, and VoiceStream desires to assume, all of WWC's rights and obligations under the Employment Agreement on the terms set forth herein.

        NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, WWC and VoiceStream agree as follows:

        1. Assignment and Assumption of the Employment Agreement. On and as of the Spin-Off Effective Date, WWC hereby transfers, assigns and conveys to VoiceStream all of WWC's rights and interests in, and VoiceStream hereby accepts, assumes and agrees to perform and discharge all of the obligations arising from and after the Spin-Off Effective Date under, the Employment Agreement.

        2.      (a)     Indemnification of WWC by VoiceStream. VoiceStream shall
indemnify and hold harmless WWC, its subsidiaries and affiliates and its and their respective shareholders, members, managers, officers, employees, agents and/or the legal representatives of any of them (each, a "WWC Indemnified Party"), from and against any and all demands, claims, losses, liabilities, actions or causes of action, assessments, damages, fines, fees, penalties, costs and expenses, including, without limitation, interest, expenses of investigation, reasonable fees and disbursements of counsel, accountants and other experts (collectively, "Losses") (whether arising out of or relating to matters asserted by third parties against a WWC Indemnified Party or incurred or sustained by such WWC Indemnified Party in the absence of a third party claim) that



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arise after the Spin-Off Effective Date (a) under the Employment Agreement, (b)
by reason of the Employee's employment by VoiceStream after the Spin-Off Effective Date, or (c) any default by VoiceStream in the performance of its obligations under the Employment Agreement.

                (b) Indemnification of VoiceStream by WWC. WWC shall indemnify and hold harmless VoiceStream, its subsidiaries and affiliates and its and their respective shareholders, members, managers, officers, employees, agents and/or the legal representatives of any of them (each, a "VoiceStream Indemnified Party"), from and against any and all Losses (whether arising out of or relating to matters asserted by third parties against a VoiceStream Indemnified Party or incurred or sustained by such VoiceStream Indemnified Party in the absence of a third party claim) that arise out of or result from (a) the assignment to VoiceStream of the Employment Agreement, (b) the Employee's employment by WWC on or prior to the Spin-Off Effective Date, or (c) any default by WWC prior to the Spin-Off Effective Date in the performance of its obligations under the Employment Agreement.

                (c)     Procedures.

                        (i) In the event that any VoiceStream Indemnified Party or WWC Indemnified Party (each an "Indemnified Party") shall sustain or incur any Losses in respect of which indemnification may be sought by such Indemnified Party pursuant to this Section 2, the Indemnified Party shall assert a claim for indemnification by giving prompt notice to the applicable indemnifying party (the "Indemnifying Party) under Section 2 and shall thereafter keep the Indemnifying Party reasonably informed with respect thereto; provided that failure of the Indemnified Party to give the Indemnifying Party notice as provided herein shall not relieve the Indemnifying Party of any of its obligations hereunder, except to the extent that the Indemnifying Party is materially prejudiced by such failure. Upon the Indemnifying Party's receipt of such notice, the Indemnifying Party shall have the right to assume, conduct and control the defense, compromise or settlement thereof, by written notice to the Indemnified Party of its intention to do so within thirty (30) days after receipt of the notice, with counsel reasonably satisfactory to the Indemnified Party, at the Indemnifying Party's own expense, and thereupon to prosecute in the name and on behalf of the Indemnified Party any available cross-claims, counter-claims or third-party claims arising with respect to the claim. If the Indemnifying Party shall assume the defense of such claim, it shall not settle such claim unless such settlement includes as an unconditional term thereof the giving by the claimant or the plaintiff of a release of the Indemnified Party, reasonably satisfactory to the Indemnified Party, from all liability with respect to such claim. As long as the Indemnifying Party is contesting any such claim in good faith and on a timely basis, the Indemnified Party shall not pay or settle any such claim. Notwithstanding the assumption by the Indemnifying Party of the defense of any claim as provided in this Section 2(c) and without limiting the Indemnifying Party's right to assume, conduct and control the defense, compromise or settlement thereof, the Indemnified Party shall be permitted to join in the defense of such claim and to employ counsel at its own expense. Assumption by the Indemnifying Party of the defense of any claim shall not be deemed a concession by the Indemnifying Party that it is required to indemnify the Indemnified Party for the subject matter of such claim.



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                        (ii)    If the Indemnifying Party shall fail to notify
the Indemnified Party of its desire to assume the defense of such claim within the prescribed 30-day period set forth in Section 2(c)(i) or shall notify the Indemnified Party that it will not assume the defense of any such claim, then the Indemnified Party may defend any such claim, in which event it may do so in such manner as it may deem appropriate, and the Indemnifying Party shall be bound by any determinations made in any litigation with respect to such claim or any settlement thereof effected by the Indemnified Party, provided that any such determinations or settlement shall not affect the right of the Indemnifying Party to dispute the Indemnified Party's claim for indemnification. Unless and until the Indemnified Party assumes the defense of any claim, the Indemnifying Party shall advance to the Indemnified Party any of its reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any such action or proceeding.

        3.      Representations and Warranties.

        Each of WWC and VoiceStream hereby represents and warrants to the other as follows:

                (a) It is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with full power and authority to execute, deliver and perform its obligations under this Agreement;

                (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on its part and this Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms; and

                (c) Neither the execution, delivery or performance of this Agreement by it, nor the consummation of the transactions contemplated hereby will, with or without the giving of notice of passage of time, or both, conflict with, result in a default or loss of rights (or give rise to any right of termination, cancellation or acceleration) under, (i) any provision of its (or any of its subsidiaries') certificate of incorporation or by-laws, (ii) any material note, bond, indenture, mortgage, deed of trust, contract, agreement, lease or other instrument or obligation to which it, or any of its subsidiaries, is a party or by which it, or any of its subsidiaries, or its, or any of its subsidiaries', properties may be bound or affected, or (iii) any law, order, judgment, ordinance, rule, regulation or decree to which it, or any of its subsidiaries, is a party or by which it, or any of its subsidiaries, or any of its, or any of its subsidiaries', properties are bound or affected.

        4. Effectiveness. This Agreement shall become effective only upon the Spin-Off Effective Date. If the Spin-Off Effective Date does not occur on or before December 31, 1999, this Agreement shall terminate and be of no further force and effect whatsoever.

        5. Notices. All notices, claims or other communications hereunder shall be in writing and shall be given by delivery in person, by facsimile transmission, by registered or certified mail (return receipt requested), postage prepaid, or overnight carrier guaranteeing next day delivery:



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                (a)     to VoiceStream:

                        3650 131 Avenue SE
                        Bellevue, Washington 98006
                        Attention: General Counsel
                        Tel: (425) 586-8014
                        Fax: (425) 586-8080

                        with a copy to:

                        Alan R. Bender, Esq.
                        3650 131 Avenue SE
                        Bellevue, Washington 98006
                        Tel: (425) 586-8014
                        Fax: (425) 586-8080

                        and:

                        Friedman Kaplan & Seiler LLP
                        875 Third Avenue
                        New York, New York 10022-6225
                        Attention:  Barry A. Adelman, Esq.
                        Telephone:  (212) 833-1107
                        Facsimile: (212)-355-6401

                  (b)   to WWC:

                        3650 131 Avenue SE
                        Bellevue, Washington 98006
                        Attention: General Counsel
                        Tel: (425) 586-8014
                        Fax: (425) 586-8080

                        with a copy to:

                        Alan R. Bender, Esq.
                        3650 131 Avenue SE
                        Bellevue, Washington 98006
                        Tel: (425) 586-8014
                        Fax: (425) 586-8080

                        and:



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                        Friedman Kaplan & Seiler LLP
                        875 Third Avenue
                        New York, New York 10022-6225
                        Attention:  Barry A. Adelman, Esq.
                        Telephone:  (212) 833-1107
                        Facsimile: (212)-355-6401

or to such other address as any Party may from time to time furnish to the other by a notice given in accordance with the provisions of this Section 5. All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five (5) business days after being deposited in the mail, first class postage prepaid, return receipt requested, if mailed; when receipt confirmed, if sent by facsimile; and the next business day after timely delivery to the courier, if sent by an overnight air courier service guaranteeing next day delivery.

        6. Waiver; Amendments. This Agreement may be amended, modified or supplemental only by written agreement of the Parties. No provision in this Agreement shall be deemed waived except by an instrument in writing signed by the Party waiving such provision. Any waiver by any Party of any of its rights under this Agreement or of any breach of this Agreement shall not constitute a waiver of any other rights or of any other or future breach.

        7. Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any Party shall not preclude or waive its right to use any or all other remedies except as otherwise expressly provided in this Agreement. Such rights and remedies are given in addition to any other rights the Parties may have by law, statute, ordinance or otherwise.

        8. Successors, Assigns and Transferees. This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of each Party.

        9. Entire Agreement. This Agreement constitutes the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior understandings among the Parties with respect to such subject matter.

        10. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall be considered the same agreement.

        11. Applicable Law. This Agreement will be governed by and construed and interpreted in accordance with the laws of the State of Washington without reference to conflicts of laws principles.



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        12.     Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

        13. Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.



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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                        WESTERN WIRELESS CORPORATION

                                        By: /s/ Alan R. Bender
                                           -------------------------------------
                                        Name: Alan R. Bender
                                        Title: Senior Vice President


                                        VOICESTREAM WIRELESS CORPORATION

                                        By: /s/ John W. Stanton
                                           -------------------------------------
                                        Name: John W. Stanton
                                        Title: Chief Executive Officer



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